Exhibit 10.1
FRONTIER GROUP HOLDINGS, INC.
2021 INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

Frontier Group Holdings, Inc., a Delaware corporation, (the “Company”), pursuant to its 2021 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) an award of performance stock units (“Performance Stock Units” or “PSUs”). Each vested PSU represents the contingent right to receive, in accordance with the Performance Stock Unit Award Agreement attached hereto as Exhibit A and the Performance Conditions attached hereto as Exhibit B (together, the “Agreement”), a number of shares of Common Stock (each, a “Share”) based on the Company’s achievement of certain performance goals. This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement. If the Company uses an electronic capitalization system and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed incorporated herein from the electronic capitalization system and considered part of this Grant Notice.

Participant:            [__________________________]
Grant Date:            [__________________________]
Total Number of PSUs:    [_____________]
Vesting Schedule:
The PSUs shall vest as provided in the Agreement. Except as set forth in the Agreement, if the Participant experiences a Termination of Service, all PSUs that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by the Participant without payment of any consideration therefor. In addition, in the event that the Achievement Factor (as defined in Exhibit B) as of the Determination Date (as defined in Exhibit B) is zero, the PSUs eligible to vest based on the Achievement Factor (as defined in Exhibit B) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

The maximum number of Shares that may be issued in settlement of the PSUs is [____________]1.

1 To equal 2 times the Total Number of PSUs.

US-DOCS\156725634.2

By the Participant’s signature below or by electronic acceptance or authentication in a form authorized by the Company, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to the Participant’s execution of this Grant Notice or electronic acceptance or authentication and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any Tax Related Items in accordance with Section 2.6(b) of Exhibit A by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the PSUs, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the PSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of Exhibit A or the Plan.

FRONTIER GROUP HOLDINGS, INC.:        PARTICIPANT:
By:                            By:
Print Name:                        Print Name:
Title:
Address:                        Address:

US-DOCS\156725634.2

EXHIBIT A
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Stock Unit Award Agreement and Exhibit B to the Grant Notice (together, the “Agreement”) is attached, Frontier Group Holdings, Inc., a Delaware corporation (the “Company”), has granted to the holder listed on the Grant Notice (the “Participant”) the number of performance stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice under the Company’s 2021 Incentive Award Plan, as amended from time to time (the “Plan”). Each Performance Stock Unit represents the right to receive a number of shares of Common Stock (each, a “Share”) based on the Company’s achievement of certain performance goals. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.

ARTICLE I.

PLAN TERMS AND DEFINITIONS

1.1     Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.2    Definitions.

“Change in Control” means any of the following:

(a)     A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the Company’s securities possessing more than 40% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with subsections (c)(i), (c)(ii) and (iii) below; or (iv) in respect of PSUs held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(b)     The Incumbent Directors cease for any reason to constitute a majority of the Board; or

US-DOCS\156725634.2

(c)     The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)     which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 60% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction;

(ii)     after which no person or group beneficially owns voting securities representing 40% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this subsection (c)(ii) as beneficially owning 40% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii)     after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d) The completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to the PSUs (or any portion of the PSUs) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) of this Section with respect to such PSUs (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such PSUs if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

US-DOCS\156725634.2

“Good Reason” means any of the following, without Participant’s written consent: (a) a material diminution in Participant’s base salary that is not proportionately applicable to other similarly situated employees of the Company generally; (b) a material diminution in Participant’s job responsibilities or duties inconsistent in any material respect with Participant’s duties or responsibilities in effect immediately prior to such change, provided, that any change made solely as the result of the Company becoming a subsidiary or business unit of a larger company in a Change in Control shall not provide for Good Reason hereunder; (c) the failure by any successor entity or corporation following a Change in Control to assume the obligations under this Agreement; or (d) a requirement that Participant materially change Participant’s geographic work location. Notwithstanding the foregoing, Participant will not be deemed to have Good Reason unless the condition giving rise to such resignation continues uncured by the Company more than thirty (30) days following Participant’s written notice of such condition provided to the Company within sixty (60) days of the first occurrence of such condition and such resignation is effective within thirty (30) days following the end of such notice period.

ARTICLE II.

GRANT OF PERFORMANCE STOCK UNITS

2.1     Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.

2.2     Unsecured Obligation to PSUs. Unless and until the PSUs have vested in the manner set forth in Article II hereof, the Participant will have no right to receive Common Stock under any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3     Vesting Schedule; Change in Control.

(a)     Subject to Section 2.5 hereof, the PSUs shall vest and become non-forfeitable with respect to the applicable portion thereof on the third annual anniversary of the Grant Date, provided Participant has not experienced a Termination of Service prior to such date, in accordance with Exhibit B to the Grant Notice and this Section 2.3.

(b)     Notwithstanding Section 2.3(a), if a Change in Control occurs and Participant has not experienced a Termination of Service prior to the date of the Change

US-DOCS\156725634.2

in Control, then a number of PSUs equal to the greater of (i) such number of PSUs as would vest based on the Achievement Factor (as defined in Exhibit B) as determined by the Administrator as of the Change in Control in accordance with Exhibit B; and (ii) such number of PSUs as would vest based on the Achievement Factors of 1.0 (such greater number the “Deemed Performance Vested Units”) shall be deemed performance vested upon the Change in Control, shall be assumed, substituted, replaced or continued by the surviving corporation or successor (or affiliate thereof) and shall vest on the third annual anniversary of the Grant Date as long as Participant does not experience a Termination of Service prior to such anniversary. Notwithstanding the foregoing, all such assumed, substituted, replaced or continued PSUs shall immediately vest if Participant experiences a Termination of Service within twelve months following the Change in Control due to termination by the Company without Cause or by the Participant for Good Reason. If a Change in Control occurs, Participant has not experienced a Termination of Service prior to the date of the Change in Control and the PSUs are not assumed, substituted, replaced or continued by the surviving corporation or successor (or affiliate thereof) in connection with the Change in Control, then a number of PSUs equal to the Deemed Performance Vested Units shall immediately fully vest upon the Change in Control. Such vesting acceleration is subject to Participant delivering a general release of all claims against the Company and its affiliates in a form acceptable to the Company that becomes effective and irrevocable within sixty (60) days following such Termination of Service and Participant’s compliance with the additional terms, including the confidentiality, non-competition and non-solicitation covenants, as set forth in a written agreement between the Company (or any Subsidiary that is the employer of the Participant) and Participant.

2.4     Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

2.5     Forfeiture, Termination and Cancellation.

(a)     Subject to Section 2.3(b) and to subsections (b) and (c) below, upon Participant’s Termination of Service for any or no reason, all PSUs which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable date of the Termination of Service without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

(b)     In the event of Participant’s Termination of Service (i) by the Company without Cause or by the Participant for Good Reason or (ii) due to Participant’s death or Disability, the PSUs will remain outstanding and a number of PSUs will vest upon the completion of the Performance Period based on the Achievement Factor as determined by the Administrator in accordance with Exhibit B multiplied by a fraction, the numerator of which is the number of days elapsed from the

US-DOCS\156725634.2

first day of the Performance Period through and including the date of the Participant’s Termination of Service and the denominator of which is the total number of days in the Performance Period. Such vesting is subject to Participant delivering a general release of all claims against the Company and its affiliates in a form acceptable to the Company that becomes effective and irrevocable within sixty (60) days following such Termination of Service and Participant’s compliance with the additional terms, including the confidentiality, non-competition and non-solicitation covenants, as set forth in a written agreement between the Company (or any Subsidiary that is the employer of the Participant) and Participant.

(c)     Notwithstanding anything herein to the contrary, in the event that an the Achievement Factor as of the Determination Date is zero, the PSUs eligible to vest will thereupon be automatically forfeited by the Participant without payment of any consideration therefor, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

2.6 Settlement upon Vesting.

(a)    As soon as administratively practicable following the vesting of any PSUs pursuant to Section 2.3 hereof, but in no event later than March 15 of the calendar year following the year in which the PSUs vest (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares equal to the number of vested PSUs as determined in accordance with Exhibit B. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

(b)     As set forth in Section 10.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable Tax-Related Items required by law to be withheld with respect to any taxable event arising in connection with the PSUs. The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of the Participant resulting from the grant or vesting of the Performance Stock Units or the issuance of Shares.

2.7    Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.7 of the Plan.

US-DOCS\156725634.2

2.8     Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.

ARTICLE III.

OTHER PROVISIONS

3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.

3.2    Transferability. The PSUs shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.

3.3    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

3.4     Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.5    Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the PSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.
3.6     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company

US-DOCS\156725634.2

at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service (or similar foreign entity).

3.7     Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.8    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.9    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.10     Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.11    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.

3.12    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.13    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the

US-DOCS\156725634.2

Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.14    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary and the Participant.

3.15    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, provided that the PSUs shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary that is the employer of the Participant) or Company plan pursuant to which Participant participates, in each case, in accordance with the terms therein.

3.16     Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.17    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured

US-DOCS\156725634.2

creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

3.18    Compliance with Clawback Policy. The PSUs and the underlying Shares will be subject to reduction, cancellation, forfeiture and/or recoupment by the Company, to the extent required to comply with applicable law or in compliance with any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy is in place at the time of grant or payment of the award, including the Company’s Policy for Recovery of Erroneously Awarded Compensation effective as of October 2, 2023.

US-DOCS\156725634.2

EXHIBIT B
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

PERFORMANCE CONDITIONS
US-DOCS\156725634.2